UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NexPoint Residential Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 10, 2026

Dear NXRT Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NexPoint Residential Trust, Inc. The meeting will be held on Tuesday, June 2, 2026, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2026 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXRT Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 1, 2026. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (800) 581-3949 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Sincerely, James Dondero President and Chairman

NEXPOINT RESIDENTIAL TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 2, 2026

The 2026 annual meeting of stockholders of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), will be held on June 2, 2026, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect seven directors to serve until the 2027 annual meeting of stockholders;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

4.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026; and

5.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also made available to you the Company’s 2025 annual report.

Holders of record of the Company’s common stock as of the close of business on March 31, 2026 are entitled to notice of, and to vote at, the meeting. Accordingly, on or about April 16, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials to all stockholders of record as of March 31, 2026. We will also post our proxy materials on the website referenced on your Notice of Internet Availability of Proxy Materials at https://www.vote.proxyonline.com. All stockholders may choose to access our proxy materials online or may request to receive a printed set or e-mail of our proxy materials at no charge as described on your Notice of Internet Availability of Proxy Materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2026 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXRT Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 1, 2026. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (800) 581-3949 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

By Order of the Board of Directors, D.C. Sauter General Counsel and Secretary

Dallas, Texas
April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2026.

The Company’s Notice of Annual Meeting, Proxy Statement and 2025 Annual Report to Stockholders are available on the internet at https://www.vote.proxyonline.com.

TABLE OF CONTENTS

Page

Proposal 1 – Election of Directors	4
Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	8
Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	9
Proposal 4 – Ratification of Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2026	10
The Board, Its Committees and Its Compensation	11
Executive Officers	18
Compensation Committee Report	19
Executive Compensation	20
Securities Authorized for Issuance Under Equity Compensation Plans	30
Certain Relationships and Related Party Transactions	31
Policies with Respect to Certain Activities	36
Security Ownership of Management and Certain Beneficial Holders	42
Audit Committee Report	44
Stockholder Proposals for the 2027 Annual Meeting of Stockholders	45
Multiple Stockholders Sharing One Address	46
Other Matters	48

NexPoint Residential Trust, Inc.
300 Crescent Court, Suite 700
Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2026 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. A Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about April 16, 2026. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Record holders of the Company’s common stock as of the close of business on March 31, 2026 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of March 31, 2026, there were 25,491,439 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

●	by internet: visit the website shown on your Notice of Internet Availability of Proxy Materials and follow the instructions;

●	by telephone: dial the toll-free number shown on your Notice of Internet Availability of Proxy Materials and follow the instructions; or

●	in writing: if you receive a paper copy of the proxy card by mail, you may sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

●	delivering a new proxy bearing a date after the date of the proxy being revoked; or

●	virtually attending the Annual Meeting and entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

●	FOR the election of the seven nominees to serve as directors until the 2027 annual meeting of stockholders;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●	FOR the frequency of “1 Year” for future advisory votes on the compensation of our named executive officers;

●	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2026; and

●	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2026, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 – Election of directors	Plurality (that is, the largest number) of all the votes cast(1) (2)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3 – Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 4 – Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1)

Pursuant to our majority voting policy, any director nominee who receives a greater number of votes “withheld” than votes “for” such nominee in an uncontested election is required to tender his or her resignation to the Board promptly following the certification of the election results. See “The Board, its Committees and its Compensation—Corporate Governance—Majority Voting Policy” below.

(2)

Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected. However, as a result of our majority voting policy, if a director nominee receives a sufficient number of withheld votes, the director nominee would have to tender his or her resignation. See “The Board, its Committees and its Compensation—Corporate Governance—Majority Voting Policy” below.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the Annual Meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged EQ Fund Solutions, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and other stockholders to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 –
ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2027 and until their respective successors are duly elected and qualified. This section contains information relating to the seven director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Dondero, Mitts, Constantino and Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood. All currently serve as directors.

Below is a summary of the experience and skills, age and tenure of our director nominees.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Executive Leadership	X	X		X	X	X	X
Real Estate/REIT Experience	X	X	X	X	X	X	X
Business Operations	X	X		X	X	X	X
Strategic Development/Planning	X	X		X	X	X	X
Corporate Governance	X	X	X	X	X	X	X
Financial and Accounting	X	X	X	X	X	X	X
Risk Management	X	X	X	X	X		X
Capital Markets/Financial Services	X	X		X	X		X
Technology, including Cybersecurity and AI Governance	X			X	X		X
Sustainability, including Environmental and Human Capital	X			X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Independent
Independent			X	X	X	X	X
Age Range
59 and under		X
60-64	X
65-69				X
70 and older			X		X	X	X
Tenure on Board
0-5 years						X	X
6-10 years
11 years or more	X	X	X	X	X

The composition of our Board reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom and contribute to a more effective decision-making process.

The Board unanimously recommends a vote FOR the election of each of the nominees listed below.

Nominees to be elected for terms expiring at the Annual Meeting in 2027

James Dondero, age 63, has served as our President and as Chairman of the Board since May 2015. Mr. Dondero also serves as the President and Chairman of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage real estate investment trust (“REIT”), since February 2020, and as Chairman of the board of directors of VineBrook Homes Trust, Inc. (“VineBrook”), a single-family rental REIT, since August 2022. Mr. Dondero also previously served as President and a member of the board of directors of VineBrook from February 2019 to August 2021. Mr. Dondero has also served as President of NexPoint Diversified Real Estate Trust (“NXDT”), a publicly traded diversified REIT, since May 2015 and has served as Chairman of the board of trustees of NXDT since July 2022 as well as a member of the board of directors of NexPoint Homes Trust, Inc. (“NXHT”), a single-family rental REIT, since June 2022. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); a member of the board of directors of NexBank, a Texas state chartered bank (“NexBank”); and Chairman of NexBank Capital, Inc. (“NexBank Capital”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”), in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes in structured products such as collateralized loan obligations. Mr. Dondero also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT that was listed on the TSX Venture Exchange, from December 2019 until its reorganization and merger with a subsidiary of NXDT in April 2025. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. He also serves as President of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of NexPoint Real Estate Advisors, L.P. (our “Adviser”). Mr. Dondero also served on the board of directors of MGM Studios from 2009 until 2020. NREF, VineBrook, NXDT, NXHT, our Sponsor, NexBank, NexBank Capital, NexPoint Capital and NRESF may be affiliates of the Company. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court in the District of Delaware. The case was transferred to the Bankruptcy Court for the Northern District of Texas and remains open. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which is the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 55, has served as a member of the Board since September 2014. Mr. Mitts served as our Chief Financial Officer, Executive VP-Finance and Treasurer from March 2015 to December 2024 and as Secretary from February 2019 to December 2024. From September 2014 to March 2015, Mr. Mitts served as our President and Treasurer. Mr. Mitts co-founded our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Prior to co-founding our Adviser, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds, where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor, the parent of NREA. He worked for NREA or its affiliates from 2007 to 2024. Mr. Mitts served as the Chief Financial Officer, Executive Vice President-Finance, Secretary and Treasurer of NREF from February 2020 to December 2024 and has served as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as President and Treasurer of NREF from June 2019 until February 2020. Mr. Mitts also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT from December 2018 to December 2024. In addition, he has served as a director of VineBrook since July 2018 and as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook from November 2018 to August 2024, as President from February 2023 to December 2024 and as Chief Executive Officer from February 2024 to August 2024. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook and from September 2021 to February 2023, Mr. Mitts served as Interim President of VineBrook. From November 2020 to December 2024, Mr. Mitts also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and has served as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts has served as a member of the board of trustees of NXDT since July 2022 and served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT from July 2022 to December 2024. Mr. Mitts has also served as a member of the board of directors of NXHT since June 2022 and served as President and Treasurer of NXHT from February 2022 to December 2024 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary from June 2022 to December 2024. NREF, VineBrook, NXDT, NXHT and NSP may be affiliates of the Company. Mr. Mitts was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 79, has served as a member of the Board since March 2015. Mr. Constantino has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since February 2019, as a member of the board of trustees of NXDT since March 2020 and as a member of the board of directors of NXHT since June 2022. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee of St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on the Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 65, has served as a member of the Board since March 2015. Mr. Kavanaugh has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since December 2018, as a member of the board of directors of NXHT since June 2022, and as a member of the board of trustees of NXDT since July 2022. Mr. Kavanaugh has served as an Executive Vice President of Provident Funding Associates, L.P., a mortgage lender and servicer, since July 2025. Mr. Kavanaugh served as the CEO of First Foundation Inc. (“FFI”), a financial services company from December 2009 to November 2024. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh was the Vice-Chairman of FFI from June 2007 to November 2024. From September 2007 until November 2024, he also served as the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 85, has served as a member of the Board since May 2015. Dr. Laffer has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since December 2018, as a member of the board of directors of NXHT since June 2022 and as a member of the board of trustees of NXDT since July 2022. Dr. Laffer is the founder and has served as chairman of Laffer Associates, an economic research and consulting firm since 1978 and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Since 2017, Dr. Laffer has served as Secretary of 1065 Institute, Inc., a 501(c)(3) non-profit. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer served as a director of VerifyMe, Inc. from 2019 to September 2025. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions from 2014 to 2020. Dr. Laffer has served as a director of Brera Holdings PLC, operating under the name Solmate Infrastructure, a Solana-based crypto infrastructure company, since September 2025. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Director Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Dr. Carol Swain, age 72, has served as a member of our Board since August 2022. In addition, she has served as a member of the board of directors of VineBrook, as a member of the board of directors of NREF, a member of the board of trustees of NXDT and as a member of the board of directors of NXHT since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded REAL Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 70, has served as a member of the Board since July 2020. In addition, she has served as a member of the boards of directors of NREF and VineBrook since July 2020, as a member of the board of trustees of NXDT since August 2022 and as a member of the board of directors of NXHT since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 –
ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are submitting the compensation of our named executive officers, as disclosed in this proxy statement, to our stockholders for an advisory vote.

As described below under the heading “Executive Compensation,” we are externally managed by our Adviser through an agreement dated March 16, 2015, as amended, and renewed on February 23, 2026 (the “Advisory Agreement”) by and among the Company, NexPoint Residential Trust Operating Partnership, L.P. (the “OP”) and our Adviser. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal year 2025 currently serve or served during 2025 as officers of our Adviser and we only have one employee as of April 10, 2026. Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers for fiscal year 2025 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our named executive officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers with the interests of our stockholders.

We do not determine the cash compensation payable by the Adviser to our named executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

In 2025, our stockholders approved the compensation of our named executive officers by 94% of the votes cast. The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading “Executive Compensation” in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory and is not binding on the Company, our Board or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 3 –
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are submitting the frequency of advisory votes on the compensation of our named executive officers to an advisory vote of our stockholders. In voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one year, every two years, or every three years. Stockholders also may, if they wish, abstain from voting on this proposal.

Our Board has determined that an advisory vote each year on executive compensation is the most appropriate approach for the Company and its stockholders. In making its recommendation, our Board considered that an annual advisory vote on executive compensation allows our stockholders to provide us with timely and direct input on our compensation policies, programs and practices.

Our Board recommends that you vote for an annual advisory vote on executive compensation. This vote is advisory and is not binding on the Company or our Board. However, our Board intends to evaluate the voting results on this proposal in determining how frequently the Company will submit advisory votes on executive compensation to our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Stockholders are not voting to approve or disapprove the recommendation of the Board.

The Board unanimously recommends that you vote for a frequency of “1 YEAR.”

PROPOSAL 4 –
RATIFICATION OF APPOINTMENT OF
KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2026. The Board is asking stockholders to ratify this appointment. SEC regulations and the New York Stock Exchange (“NYSE”) listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2025 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2026.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2025 and 2024, and fees billed for other services rendered by KPMG.

	YEARS ENDED
	DECEMBER 31, 2025	DECEMBER 31, 2024
Audit Fees (1)	$1,195,000	$1,186,000
Audit-Related Fees	-	-
Tax Fees (2)	279,295	313,760
All Other Fees	-	-

Total	$1,474,295	$1,499,760

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC. Also includes fees incurred for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2025 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven members, six of whom are non-management directors and five of whom are considered independent in accordance with NYSE rules. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Director Compensation

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

●	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units (“RSUs”);

●	the chair of the audit committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of the compensation committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of the nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2025.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
James Dondero(2)	—	—	—
Brian Mitts	$20,000	$116,655	$136,655
Edward Constantino	$35,000	$116,655	$151,655
Scott Kavanaugh	$37,500	$116,655	$154,155
Dr. Arthur Laffer	$27,500	$116,655	$144,155
Dr. Carol Swain	$20,000	$116,655	$136,655
Catherine Wood	$20,000	$116,655	$136,655

(1)

Consists of RSUs granted on May 22, 2025. The RSUs that were granted on May 22, 2025 will vest on May 22, 2026, the first anniversary of the grant date. The grant date fair value of each award was equal to the closing price of the Company’s common stock on the date of grant as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”). Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values. As of December 31, 2025, our non-management directors each held 3,429 RSUs and Mr. Mitts held an additional 31,541 RSUs received during his service as an executive officer of the Company.

(2)

During the year ended December 31, 2025, Mr. Dondero served as an executive officer of the Company and did not receive any compensation for his service as a director. Accordingly, his compensation is described in the Summary Compensation Table below.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain and Catherine Wood is independent in accordance with NYSE rules. As required by NYSE, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website (nxrt.nexpoint.com) in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700 Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards, (1) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers, employees of the Company and the Company itself, and (2) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Majority Voting Policy

On February 13, 2019, the Board adopted a majority voting policy. The policy provides that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election is expected to tender his or her resignation as a director of the Board promptly following the certification of the election results. The nominating and corporate governance committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it. The policy requires the Board to act on each tendered resignation, taking into account the nominating and corporate governance committee’s recommendation, within 90 days following the certification of the election results. The policy also requires the Board to promptly disclose (1) its decision whether to accept or reject the director’s tendered resignation and (2) if rejected, the reasons for rejecting the tendered resignation. Any director who tenders his or her resignation pursuant to the policy will not participate in the nominating and corporate governance committee recommendation or Board action regarding whether to accept or reject the tendered resignation.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

●	developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

●	reporting the results of the executive sessions to the Chairman;

●	providing feedback from executive sessions to the Chairman;

●

serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

●	presiding at all meetings of the Board at which the Chairman is not present;

●	approving information sent to the Board;

●	approving agendas for Board meetings;

●	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

●	calling meetings of the independent directors; and

●	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our board of directors has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held five meetings during the fiscal year ended December 31, 2025. Each director serving on the Board in 2025 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and Board committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend the annual meeting of stockholders. All of the Company’s directors at the time of the 2025 annual meeting of stockholders attended the annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as required by the NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met five times during the fiscal year ended December 31, 2025. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

●	our accounting and financial reporting processes;

●	the integrity of our consolidated financial statements;

●	our systems of disclosure controls and procedures and internal control over financial reporting;

●	our compliance with financial, legal and regulatory requirements;

●	the performance of our internal audit function;

●	our overall risk assessment and management; and

●

our process for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met five times during the fiscal year ended December 31, 2025. Our compensation committee charter details the principal functions of the compensation committee, including:

●	reviewing our compensation policies and plans;

●	implementing and administering a long-term incentive plan;

●	evaluating the terms of the Advisory Agreement and the performance of the Adviser;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on compensation to be included in our annual proxy statement, as required; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2025. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●

reviewing the characteristics of current Board members, determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●	recommending to the Board nominees for each committee of the Board;

●	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

●	overseeing succession planning; and

●	overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, Dr. Laffer, Mr. Constantino, Mr. Kavanaugh, Dr. Swain and Ms. Wood served on our compensation committee. During the fiscal year ended December 31, 2025:

●	none of the members of our compensation committee is, or has ever been, one of our officers or employees;

●	none of the members of our compensation committee had any relationships with us requiring disclosure under “Certain Relationships and Related Party Transactions”;

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee;

●	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at nxrt.nexpoint.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company by stockholders in accordance with the Company’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complement those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company’s goal of creating a board of directors that best serves our needs and those of our stockholders.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders in the same manner as described under “Qualifications for Director Nominees.” See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

The Company’s bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws. See “Stockholder Proposals for the 2027 Annual Meeting of Stockholders” below for how to submit a timely notice.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of the Company as of April 10, 2026:

NAME	AGE	POSITIONS
James Dondero	63	President and Chairman of the Board
Paul Richards	37	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary
Matt McGraner	42	Executive VP and Chief Investment Officer
Dennis Charles Sauter, Jr.	51	General Counsel and Secretary

Information regarding Mr. Dondero is included above under “Election of Directors.”

Paul Richards has served as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary since January 2025. Mr. Richards has also served as a director for our Sponsor since 2019 and joined in 2017. Mr. Richards has also served as Chief Financial Officer, Assistant Secretary and Treasurer of VineBrook since August 2024, as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT and NREF since January 2025. Mr. Richards also served as Chief Financial Officer and Corporate Secretary of NHT from January 2025 until its reorganization and merger with a subsidiary of NXDT in April 2025. Mr. Richards also served as Vice President of Asset Management and Financing of VineBrook from 2018 to August 2024, as VP of Originations and Investments of NREF from February 2020 to January 2025 and as Vice President of Asset Management of NHT from March 2019 to December 2024. Currently, Mr. Richards leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. Mr. Richards was hired by a former affiliate of our Sponsor in 2014. VineBrook, NXDT, NREF, our Sponsor and NexPoint Asset Management may be affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

Matt McGraner has served as our Executive VP and Chief Investment Officer since March 2015 and served as our Secretary from September 2014 to March 2015. Mr. McGraner co-founded our Adviser, an affiliate of the Company, as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NREF since January 2020 and as Secretary of NREF from June 2019 to February 2020. Mr. McGraner has also served as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019 and as a member of the board of directors and President of NSP since November 2020. Mr. McGraner has also served as Executive Vice President and Chief Investment Officer of NXDT since January 2022 and served as Secretary of NXDT from July 2022 to December 2024. From October 2018 to February 2019, Mr. McGraner also served as Chief Executive Officer, President and Secretary of VineBrook. Mr. McGraner also served as Chief Investment Officer of NHT from December 2019 until its reorganization and merger with a subsidiary of NXDT in April 2025 and has served as a Managing Director at our Sponsor since 2016. In addition, Mr. McGraner has served as Chief Investment Officer and Secretary of NXHT since June 2022. NREF, VineBrook, NXDT, NXHT, NSP and our Sponsor may be affiliates of the Company. With over 15 years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 10, 2026, Mr. McGraner has led the acquisition and financing of over $21.9 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since February 2020 and Secretary since January 2025. Mr. Sauter has also served as the General Counsel of NREF since February 2020 and as Secretary since January 2025, General Counsel of our Sponsor since April 2021, the General Counsel of NXDT since July 2022 and Secretary since January 2025. Previously, Mr. Sauter was a partner in the real estate section of a Dallas-based law firm from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers, and institutional investors. NREF and NXDT and our Sponsor may be affiliates of the Company. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Members of the Compensation Committee

Dr. Arthur Laffer (Chair)	Scott Kavanaugh	Edward Constantino	Catherine Wood	Dr. Carol Swain

The compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of share ownership and changes in share ownership by our directors, executive officers and 10% stockholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 filed on September 4, 2025 by Mr. Mitts reporting two transactions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our named executive officers for fiscal year 2025. Our named executive officers for fiscal year 2025 were James Dondero, President; Paul Richards, Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary; Matt McGraner, Executive VP and Chief Investment Officer and D.C. Sauter, General Counsel and Secretary.

Overview of Compensation Program and Philosophy

We are externally managed by our Adviser through the Advisory Agreement. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal year 2025 currently serve as officers of our Adviser and we only have one employee as of April 10, 2026.

Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers, who are employees of our Adviser, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites, or other personal benefits. Instead, we pay our Adviser the fees described below under “Certain Relationships and Related Party Transactions – Our Advisory Agreement.” For the year ended December 31, 2025, we paid approximately $6.9 million in fees to our Adviser. In addition, for the year ended December 31, 2025, our Adviser elected to voluntarily waive $21.0 million in advisory and administrative fees. Such previously waived fees are considered to be permanently waived.

Additionally, our Advisory Agreement does not require our named executive officers to dedicate a specific amount of time fulfilling our Adviser’s obligations to us under the Advisory Agreement and does not require a specific percentage or amount of the fees paid to the Adviser to be allocated to the compensation of our named executive officers. Our Adviser does not compensate our named executive officers specifically for their services performed for us as they also serve as officers of other investment vehicles that are sponsored, managed or advised by affiliates of our Adviser. For these reasons, our Adviser cannot identify the portion of compensation awarded to our named executive officers for services rendered solely in their capacity as officers of the Company. Accordingly, we are unable to provide complete compensation information for any of our named executive officers as the total compensation of our named executive officers reflects the performance of all the investment vehicles for which these individuals provide or provided services. However, for context our Adviser and/or its affiliates paid our named executive officers aggregate base salary and cash incentive bonuses totaling $4.0 million for the year ended December 31, 2025. This represents approximately 57.9% of the $6.9 million in fees paid to our Adviser by us for the year ended December 31, 2025. However, if a portion of the aggregate base salary and cash incentive bonuses paid to our named executive officers is allocated to us based on the advisory fees paid to our Adviser by us as a percentage of the total advisory fees earned by our Adviser and its affiliates2, the aggregate base salary and cash incentive bonuses allocated to us for our named executive officers are approximately 6.8% of the fees paid to our Adviser by us for the year ended December 31, 2025. The cash compensation paid to our named executive officers is approximately 29.4% fixed pay and 70.6% variable/incentive pay. Total compensation paid to our named executive officers in the aggregate for the year ended December 31, 2025, including fixed and variable/incentive cash compensation, as well as time-based RSUs of the Company and other affiliates of our Adviser that vested during the year, totaled approximately $27.0 million. This represents base salaries of approximately $1.2 million or 4.3%, cash incentive bonuses of $2.8 million or 10.4% and time-based RSU compensation of $23.0 million or 85.3%. The compensation paid by our Adviser and its affiliates to each of our named executive officers is based upon a robust review process (which includes self-evaluation and peer-review) that takes into consideration the named executive officer’s projected goals for the given year and the named executive officer’s performance relative to those goals. Our Adviser and its affiliates measure performance based on a number of metrics/measurements, including as applicable, the growth of assets under management of our Sponsor’s investment vehicles, new investment vehicles launched, deals sourced, deals closed, relative performance of the named executive officer’s underlying investments measured against peers and versus applicable investment benchmarks, as well as the accomplishment of additional firm and team goals. However, our Sponsor measures its success by the success of its investors, and thus the performance of investments managed by the applicable named executive officer is a primary consideration in determining variable/incentive compensation payable to our named executive officers.

2Advisory fees are exclusive of one-time fees earned such as acquisition or other fees earned by affiliates of our Adviser.

We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. In addition, we currently do not have any equity ownership requirements or guidelines for our named executive officers. While we do not pay our named executive officers any cash compensation, the compensation committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the compensation committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITs.

Role of Compensation Committee

We expect we will only have accounting employees while the Advisory Agreement is in effect. As of April 10, 2026, we only have one employee and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. We do not have agreements with any of our executive officers regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Adviser or its affiliates. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from our President.

Role of Executive Officers

The compensation committee is responsible for approving any equity-based awards to be paid or made by us to our named executive officers. Our President annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Cash and Other Compensation

As described above, our officers are employed by our Adviser. As such, we did not provide any of our officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the advisory and administrative fees that we pay to our Adviser under “—Overview of Compensation Program and Philosophy” above.

Equity Compensation

The compensation committee may from time to time pursuant to the Company’s 2025 Long Term Incentive Plan (the “2025 LTIP”) grant our named executive officers equity-based awards, including options to purchase shares of our common stock, stock appreciation rights, restricted shares, RSUs, performance awards and other equity-based awards relating to our common stock. These awards are intended to align the recipients’ interests with those of our stockholders by allowing the recipient to share in the creation of value for our stockholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Adviser to attract, motivate and retain talented individuals to serve as our executive officers. The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executive officers under our 2025 LTIP. In addition, the compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. Rather, the compensation committee takes into account a variety of factors, including the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each named executive officer, the desire to continue to align the interests of each of our named executive officers with our stockholders, general market practices of our peers and similarly sized companies, as well as the recommendations of our President, in determining the specific amounts to be granted to an individual, if any. Our small employee population may result in the majority of equity awards granted in a given year being granted to our named executive officers, which explains why the concentration of equity our named executive officers receive relative to the total equity the Company grants is high.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executive officers with the interests of our stockholders. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

For the fiscal year 2025, our compensation committee made one grant of RSUs to each of our named executive officers pursuant to the 2025 LTIP, which vest one-fifth on the first anniversary of the grant date, one-fifth on February 15, 2027, one-fifth on February 15, 2028 and two-fifths on February 15, 2029. These grants are described in more detail below under “–Grants of Plan Based Awards in 2025.”

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options as part of our equity compensation programs.

The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The compensation committee typically grants equity awards once a year at least two business days after filing the Company’s Annual Report on Form 10-K or release of earnings and during a period when the Company does not possess material nonpublic information. The Compensation Committee may also grant equity awards in connection with promotions or other significant events.

During the year ended December 31, 2025, none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS ($)(2)	TOTAL ($)
James Dondero President and Chairman	2025	$3,329,980	$3,329,980
	2024	$3,452,019	$3,452,019
	2023	$3,271,489	$3,271,489
Paul Richards Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary	2025	$364,524	$364,524
Matt McGraner	2025	$3,329,980	$3,329,980
Executive VP and Chief Investment Officer	2024	$3,452,019	$3,452,019
	2023	$3,145,434	$3,145,434
D. C. Sauter	2025	$364,524	$364,524
General Counsel and Secretary	2024	$382,696	$382,696
	2023	$410,789	$410,789

(1)	The named executive officers are employees of our Adviser or its affiliates and are not paid cash compensation by us.

(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values.

Grants of Plan Based Awards in 2025

The following table contains information regarding grants of plan-based awards to our named executive officers during the year ended December 31, 2025.

NAME	GRANT DATE	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(1)
James Dondero	5/22/2025	97,883	3,329,980
Paul Richards	5/22/2025	10,715	364,524
Matt McGraner	5/22/2025	97,883	3,329,980
D.C. Sauter	5/22/2025	10,715	364,524

(1)

Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding the assumptions made in determining these values.

The 2025 LTIP authorizes the compensation committee of our Board to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, RSUs, performance shares, performance units and certain other awards denominated or payable in, or otherwise based on, the Company’s common stock or factors that may influence the value of the Company’s common stock, plus cash incentive awards, for the purpose of providing our officers, our non-management directors, and potentially certain non-employees who perform employee-type functions, incentives and rewards for performance.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2025.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(2)

James Dondero	266,360	(3)	$8,017,436
Paul Richards	20,822	(4)	$626,742
Matt McGraner	267,695	(5)	$8,057,620
D.C. Sauter	30,268	(6)	$911,067

(1)

Consists of RSUs granted under the 2025 LTIP and the Company’s 2016 Long Term Incentive Plan (the “2016 LTIP”). As of the date of adoption of the 2025 LTIP, no further awards can be made under the 2016 LTIP.

(2)	Market value is based on the closing price of our common stock as of December 31, 2025 ($30.10), the last trading day of the year.

(3)

Consists of RSUs granted on February 18, 2021, February 17, 2022, March 28, 2023, March 13, 2024 and May 22, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2025, there were 11,939 RSUs not vested, which vested on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2025, there were 17,620 RSUs not vested, which vested one-half on February 17, 2026, and which will vest one-half on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2025, there were 49,518 RSUs not vested, which vested one-third on March 28, 2026, and which will vest one-third on March 28, 2027 and one-third on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2025, there were 89,400 RSUs not vested, which vested one-fourth on March 13, 2026, and which will vest one-fourth on March 13, 2027, one-fourth on March 13, 2028 and one-fourth on March 13, 2029. With respect to the RSUs granted on May 22, 2025, as of December 31, 2025, there were 97,883 RSUs not vested, which will vest one-fifth on May 22, 2026, one-fifth on February 15, 2027, one-fifth on February 15, 2028 and two-fifths on February 15, 2029.

(4)

Consists of RSUs granted on February 18, 2021, February 17, 2022, March 28, 2023, March 13, 2024 and May 22, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2025, there were 692 RSUs not vested, which vested on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2025, there were 909 RSUs not vested, which vested one-half on February 17, 2026, and which will vest one-half on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2025, there were 2,842 RSUs not vested, which vested one-third on March 28, 2026, and which will vest one-third on March 28, 2027 and one-third on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2025, there were 5,664 RSUs not vested, which vested one-fourth on March 13, 2026, and which will vest one-fourth on March 13, 2027, one-fourth on March 13, 2028 and one-fourth on March 13, 2029. With respect to the RSUs granted on May 22, 2025, as of December 31, 2025, there were 10,715 RSUs not vested, which will vest one-fifth on May 22, 2026, one-fifth on February 15, 2027, one-fifth on February 15, 2028 and two-fifths on February 15, 2029.

(5)

Consists of RSUs granted on February 18, 2021, February 17, 2022, March 28, 2023, March 13, 2024 and May 22, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2025, there were 15,182 RSUs not vested, which vested on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2025, there were 17,620 RSUs not vested, which vested one-half on February 17, 2026, and which will vest one-half on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2025, there were 47,610 RSUs not vested, which vested one-third on March 28, 2026, and which will vest one-third on March 28, 2027 and one-third on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2025, there were 89,400 RSUs not vested, which vested one-fourth on March 13, 2026, and which will vest one-fourth on March 13, 2027, one-fourth on March 13, 2028 and one-fourth on March 13, 2029. With respect to the RSUs granted on May 22, 2025, as of December 31, 2025, there were 97,883 RSUs not vested, which will vest one-fifth on May 22, 2026, one-fifth on February 15, 2027, one-fifth on February 15, 2028 and two-fifths on February 15, 2029.

(6)

Consists of RSUs granted on February 18, 2021, February 17, 2022, March 28, 2023, March 13, 2024 and May 22, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2025, there were 1,436 RSUs not vested, which vested on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2025, there were 1,989 RSUs not vested, which vested one-half on February 17, 2026, and which will vest one-half on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2025, there were 6,217 RSUs not vested, which vested one-third on March 28, 2026, and which will vest one-third on March 28, 2027 and one-third on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2025, there were 9,911 RSUs not vested, which vested one-fourth on March 13, 2026, and which will vest one-fourth on March 13, 2027, one-fourth on March 13, 2028 and one-fourth on March 13, 2029. With respect to the RSUs granted on May 22, 2025, as of December 31, 2025, there were 10,715 RSUs not vested, which will vest one-fifth on May 22, 2026, one-fifth on February 15, 2027, one-fifth on February 15, 2028 and two-fifths on February 15, 2029.

Options Exercised and Stock Vested

As of December 31, 2025, no options to purchase shares of our common stock were exercised or outstanding. The following table contains information regarding the RSUs that vested during the year-ended December 31, 2025:

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
James Dondero	76,144	$2,971,817
Paul Richards	4,469	$174,363
Matt McGraner	83,306	$3,250,386
D.C. Sauter	7,836	$306,613

(1)	Value realized is calculated based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment is terminated due to such officer’s death or disability, all outstanding RSUs granted that have not previously vested or been forfeited, will vest. For awards granted before 2025, if any officer’s employment is terminated due to such officer’s retirement, all outstanding RSUs that have not previously vested or been forfeited will vest. For awards granted in 2021, if any officer’s employment is terminated without cause or by the officer for good reason, all outstanding RSUs granted that have not previously vested or been forfeited, will vest. For awards granted in or after 2022, if any officer’s employment is terminated without cause, subject to the officer’s execution of a general release of claims within a specified time period and subject to non-revocation, the outstanding RSUs which would have become vested and nonforfeitable during the 12-month period immediately following the date of such termination had the officer remained continuously employed, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the applicable award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. If a change of control occurs and the award is converted into a replacement award as described in the applicable award agreement and any officer’s employment is terminated without cause or for good reason within two years following a change in control (or, with respect to awards granted in 2025, if such replacement award is exempt from Section 409A of the Code, at any point following the change in control), all outstanding awards held by our officers that have not previously vested or been forfeited, will vest.

The following table shows the estimated amounts that our named executive officers would have become entitled to under the terms of outstanding equity awards as of December 31, 2025 had any of the events described above occurred on December 31, 2025:

NAME	ESTIMATED VALUE UPON TERMINATION DUE TO DEATH, DISABILITY, CHANGE IN CONTROL OR TERMINATION WITHOUT CAUSE OR FOR GOOD REASON DURING TWO YEARS AFTER A CHANGE IN CONTROL($)(1)	ESTIMATED VALUE UPON TERMINATION WITHOUT CAUSE OR FOR GOOD REASON MORE THAN TWO YEARS AFTER A CHANGE IN CONTROL FOR AWARDS EXEMPT FROM SECTION 409A ($)(1)	ESTIMATED VALUE UPON TERMINATION DUE TO RETIREMENT($)(1)	ESTIMATED VALUE UPON TERMINATION WITHOUT CAUSE ($)(1)	ESTIMATED VALUE UPON TERMINATION FOR GOOD REASON($)(1)
James Dondero	$8,017,436	$2,946,268	$5,071,158	$2,383,378	$359,364
Paul Richards	$626,742	$322,522	$304,221	$169,872	$20,829
Matt McGraner	$8,057,620	$2,946,278	$5,111,341	$2,461,849	$456,978
D.C. Sauter	$911,067	$322,522	$588,545	$274,644	$43,224

(1)

Estimated value is determined by multiplying (x) the number of RSUs that would have been subject to accelerated vesting if the applicable triggering event occurred on December 31, 2025, by (y) the closing price of our common stock as of December 31, 2025 ($30.10).

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the 2025 LTIP and 2016 LTIP provide that a change of control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2025 LTIP or 2016 LTIP, as applicable, cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2025 LTIP or 2016 LTIP, as applicable (subject to certain exceptions described in the 2025 LTIP and 2016 LTIP, as applicable); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in its ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2025 LTIP and 2016 LTIP, as applicable; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Cause is defined in the 2025 LTIP or, with respect to the 2016 LTIP, in the applicable award agreement and generally includes, among other things, a material breach by the participant of any agreement between the participant and the Company, the participant’s conviction of or plea of guilty or no contest to a felony or gross negligence or gross misconduct by the participant. Good reason is defined in the 2025 LTIP or, with respect to the 2016 LTIP, in the applicable award agreement and generally includes, among other things, a material diminution of duties or responsibilities, a material reduction in aggregate base salary and bonus opportunity or reassignment to another office location more than 50 miles from the current location.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Dondero, our President:

For 2025, our last completed fiscal year:

●	the median of the annual total compensation of all our employees (other than our President) was $303,338, and

●	the annual total compensation of our President, as reported in the Summary Compensation Table included in this proxy statement, was $3,329,980.

Based on this information, for 2025 the ratio of the annual total compensation of our President to the median of the annual total compensation of all employees was 11:1.

Because our employee population only consists of one individual, we have decided to determine the median employee each year as we can do so in a reasonably efficient and economical manner. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our President, we took the following steps:

1.

We determined that, as of December 31, 2025, our employee population consisted of one salaried individual, who is located in the United States. This population consisted of only full-time employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws.

2.	Because we have only one employee, such employee constitutes our median employee.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $303,338.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed fiscal years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022, 2023, 2024 and 2025 fiscal years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation and any applicable adjustments are reported as averages. The compensation committee does not use compensation actually paid as a basis for making compensation decisions. Further, the Company does not use financial performance measures to link compensation actually paid to the NEOs to Company performance.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO (1)		Average compensation actually paid to non-PEO named executive officers (2)	Value of initial fixed $100		Net income (in thousands)
					Total shareholder return	Peer group total shareholder return (3)
2025	$3,329,980	$776,327	$1,353,009	$335,692	$87	$137	$(32,154)
2024	$3,452,019	$5,443,050	$1,460,479	$2,323,233	$114	$133	$1,114
2023	$3,271,489	$2,015,109	$1,141,236	$680,488	$89	$123	$44,433
2022	$3,694,988	$(2,791,636)	$1,318,641	$(1,329,298)	$108	$108	$(9,291)
2021	$2,437,496	$9,578,551	$1,028,479	$4,166,480	$203	$143	$23,106

(1) Mr. Dondero was our PEO for all five reporting years. The following are the adjustments made during each year to arrive at the compensation actually paid to our PEO during each year.

Adjustments	2025	2024	2023	2022	2021
Amounts reported under “Stock Awards” in Summary Compensation Table	$(3,329,980)	$(3,452,019)	$(3,271,489)	$(3,694,988)	$(2,437,496)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$2,946,278	$4,665,646	$2,841,508	$1,917,100	$5,004,902
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(1,962,757)	$972,601	$(1,027,488)	$(4,642,664)	$4,537,970
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(207,195)	$(195,197)	$201,089	$(66,071)	$35,678
Total Adjustments	$(2,553,654)	$1,991,031	$(1,256,380)	$(6,486,624)	$7,141,055

(2) The Non-PEO NEOs for the 2025 calendar year are: Paul Richards, Matt McGraner and D.C. Sauter. The Non-PEO NEOs for the 2024 calendar year are: Brian Mitts, former Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer, Matt McGraner and D.C. Sauter. The Non-PEO NEOs for the 2021, 2022 and 2023 calendar years are: Brian Mitts, Matt McGraner, D.C. Sauter and Matthew Goetz, former Senior VP-Investments and Asset Management. The following are the adjustments made during each year to arrive at the average compensation actually paid to our Non-PEO NEOs during each year.

Adjustments	2025	2024	2023	2022	2021
Amounts reported under “Stock Awards” in Summary Compensation Table	$(1,353,009)	$(1,460,479)	$(1,141,236)	$(1,318,641)	$(1,028,479)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$1,197,107	$1,973,940	$991,240	$683,656	$2,081,038
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(774,616)	$449,668	$(384,782)	$(1,982,466)	$2,072,097
Fair Value of Awards that are Granted and Vest in the Same Year as of the Vesting Date	-	-	18,129	-	-
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(86,799)	$(100,374)	$55,902	$(30,488)	$13,345
Total Adjustments	$(1,017,318)	$862,754	$(460,747)	$(2,647,939)	$3,138,001

(3) The peer group is the MSCI U.S. REIT Index (^RMZ).

Relationship between Compensation Paid and Performance Measures

The following charts set forth the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the NEOs other than the PEO in fiscal 2021, 2022, 2023, 2024 and 2025 to each of (1) net income (loss) and (2) total shareholder return.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2025 LTIP	307,868 shares of the Company’s common stock (1)	N/A	668,132 shares of the Company’s common stock
2016 LTIP	483,525 shares of the Company’s common stock (2)	N/A	0 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	—	N/A	—
Total	791,393 shares of the Company’s common stock	N/A	668,132 shares of the Company’s common stock

(1) Represents RSUs issued under our 2025 LTIP.

(2) Represents RSUs issued under our 2016 LTIP. As of the date of adoption of the 2025 LTIP, no further awards can be made under the 2016 LTIP

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2025 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

The Fiber Internet Agreements

On July 30, 2021, three of our property-owning subsidiaries entered into agreements (the “Fiber Lease Internet Agreements”) with NLMF Holdco, LLC, an entity under common control with our Adviser and in which we own a 10% equity interest, to provide faster, more reliable and lower cost internet to our residents. The lease of the fiber facilities and easement is between NLMF Holdco, LLC and NLMF Leaseco, LLC, which is wholly and separately owned by NLMF Leaseco Owner, LLC, which is controlled by Matt McGraner, one of our officers. The fiber management and internet services agreement is managed by NLMF Leaseco, LLC. As of December 31, 2025, the Company had an investment of approximately $0.9 million to NLMF Holdco, LLC which is included in prepaid and other assets on the consolidated balance sheet of the Company. For the year ended December 31, 2025, the Company recognized $0.3 million of NLMF Holdco, LLC net income in equity in earnings of affiliates on the consolidated statement of operations and comprehensive income (loss). The Company incurred expenses of $3.2 million for fiber internet service to NLMF Leaseco, LLC for the year ended December 31, 2025, which is included in property operating expenses on the consolidated statement of operations and comprehensive income (loss). The audit committee approved the Fiber Lease Internet Agreements pursuant to our Related Party Transaction Policy.

Our Advisory Agreement

We are externally managed by our Adviser pursuant to our Advisory Agreement. Our Adviser was organized on September 5, 2014 and is an affiliate of our Sponsor. Below is a summary of the terms of our Advisory Agreement.

Duties of Our Adviser

Our Advisory Agreement provides that our Adviser will manage our business and affairs in accordance with the policies and guidelines established by our Board and that our Adviser will be under the supervision of our Board. The agreement requires our Adviser to provide us with all services necessary or appropriate to conduct our business, including the following:

●

locating, presenting and recommending to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives, including our conflicts of interest policies;

●	structuring the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties are made;

●	acquiring properties on our behalf in compliance with our investment objectives, strategies and applicable tax regulations;

●	arranging for the financing and refinancing of properties;

●	administering our bookkeeping and accounting functions;

●	serving as our consultant in connection with policy decisions made by our Board, managing our properties or causing our properties to be managed by another party;

●

monitoring our compliance with regulatory requirements, including the Securities Act of 1933 and the Exchange Act and the rules and regulations promulgated thereunder, NYSE rules and regulations of the Code to maintain our status as a REIT;

●	performing administrative services; and

●	rendering other services as our Board deems appropriate.

Our Adviser is required to obtain the prior approval of our Board in connection with:

●	any investment for which the portion of the consideration paid out of our equity equals or exceeds $50,000,000;

●

any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the Board from time to time; or

●	any engagement of affiliated service providers on behalf of us or the OP, which engagement terms will be negotiated on an arm’s length basis.

For these purposes, “equity” means the purchase price of the investment, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment and anticipated closing and other acquisition costs.

Our Adviser will be prohibited from taking any action, in its sole judgment, or the sole judgment of our Board, that:

●	would adversely affect our qualification as a REIT under the Code, unless the Board has determined that REIT qualification is not in the best interest of us and our stockholders;

●	would subject us to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”);

●	is contrary to or inconsistent with our investment guidelines; or

●

would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us or our shares of common stock, or otherwise not be permitted by our charter or bylaws.

Advisory Fee

Our Advisory Agreement requires that we pay our Adviser an annual advisory fee of 1.00% of our Average Real Estate Assets (the “Advisory Fee”).

“Average Real Estate Assets” means the average of the aggregate book value of Real Estate Assets (see below) before reserves for depreciation or other non-cash reserves, computed by taking the average of the book value of real estate assets at the end of each month (a) for which any fee under the Advisory Agreement is calculated or (b) during the year for which any expense reimbursement under the Advisory Agreement is calculated. “Real Estate Assets” is defined broadly in the Advisory Agreement to include, among other things, investments in real estate-related securities and mortgages and reserves for capital expenditures.

In calculating the Advisory Fee, we categorize our Average Real Estate Assets into either “Contributed Assets” or “New Assets” (each as defined below). The Advisory Fee on Contributed Assets may not exceed $4.5 million in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following our spin-off to the fees that would have been paid by our former parent to its adviser had the spin-off not occurred. The Advisory Fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

“Contributed Assets” means all of the Real Estate Assets we owned upon the completion of the spin-off and is not reduced for dispositions of such assets subsequent to the spin-off.

“New Assets” means all of the Average Real Estate Assets other than Contributed Assets. New Assets includes proceeds from the sale of a Contributed Asset that is used to purchase a new investment.

The Advisory Fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the Advisory Fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the volume-weighted average closing price (“VWAP”) of shares of our common stock for the ten trading days prior to the end of the month for which such fee will be paid. Our Adviser computes each installment of the Advisory Fee as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is delivered to our Board for informational purposes only.

For the year ended December 31, 2025, we paid approximately $6.9 million in fees to our Adviser.

Administrative Fee

Our Advisory Agreement requires that we pay our Adviser an annual administrative fee of 0.20% of the Average Real Estate Assets (the “Administrative Fee” and together with the Advisory Fee, the “Fees”).

In calculating the Administrative Fee, we categorize our Average Real Estate Assets into either Contributed Assets or New Assets. The Administrative Fee on Contributed Assets may not exceed $890,000 in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following the spin-off to the fees that would have been paid by our former parent to its adviser had the spin-off not occurred. The Administrative Fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

The Administrative Fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the administrative fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the VWAP of shares of our common stock for the ten trading days prior to the end of the month for which such fee will be paid. Our Adviser computes each installment of the Administrative Fee as promptly as possible after the end of each month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is delivered to the Board for informational purposes only.

Reimbursement of Expenses

Our Advisory Agreement requires that we reimburse our Adviser for all of its out-of-pocket expenses in performing its services, including legal, accounting, financial, due diligence and other services performed by our Adviser that outside professionals or outside consultants would otherwise perform and also pay our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations, and compensation expenses under the 2016 LTIP (the foregoing expenses, collectively, “Adviser Operating Expenses”). Adviser Operating Expenses do not include expenses for the advisory and administrative services provided under the Advisory Agreement. We will also reimburse our Adviser for any and all expenses (other than underwriters’ discounts) in connection with an offering, including, without limitation, legal, accounting, printing, mailing and filing fees and other documented offering expenses (“Offering Expenses”).

When applicable, our Adviser prepares a statement documenting all expenses incurred during each month, and delivers such statement to us within 15 business days after the end of each month. When submitted for reimbursement, such expenses are reimbursed by us no later than the 15th business day immediately following the date of delivery of such statement of expenses to us. All expenses payable by us or reimbursable to our Adviser pursuant to the agreement will not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. Our Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on our behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Expense Cap

Reimbursement of Adviser Operating Expenses under the Advisory Agreement and Fees paid to our Adviser will not exceed 1.5% of Average Real Estate Assets per calendar year (or part thereof that the Advisory Agreement is in effect) (the “Expense Cap”). The Expense Cap does not limit the reimbursement by the Company of Offering Expenses paid by our Adviser. The Expense Cap also does not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with mergers and acquisitions, extraordinary litigation or other events outside the Company’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of Real Estate Assets.

Term of the Advisory Agreement

The Advisory Agreement has a one-year term. The Advisory Agreement shall continue in full force and effect so long as the Advisory Agreement is approved at least annually by our Board or our stockholders. On February 23, 2026, our Board, including the independent directors, unanimously approved the renewal of the Advisory Agreement with the Adviser.

The Advisory Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by a vote of the Company’s stockholders, or by the Adviser, in each case on not more than 60 days’ nor less than 30 days’ prior written notice to the other party. The Advisory Agreement shall automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

Amendment

The Advisory Agreement may only be amended, waived, discharged or terminated in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of the Advisory Agreement shall be approved by either (a) the Board or (b) a vote of the Company’s stockholders.

Limitation on Receiving Shares

The ability of our Adviser to receive shares of our common stock as payment for all or a portion of the Fees due under the terms of our Advisory Agreement will be subject to the following limitations: (a) the ownership of shares of common stock by our Adviser may not violate the ownership limitations set forth in our charter, after giving effect to any exception from such ownership limitations that our Board may grant to our Adviser or its affiliates; and (b) compliance with all applicable restrictions under the U.S. federal securities laws and the NYSE rules. To the extent that payment of any Fees in shares of our common stock would result in a violation of the ownership limits set forth in our charter (taking into account any applicable waiver or any restrictions imposed under the U.S. federal securities laws or NYSE rules), all or a portion of such Fees payable to our Adviser will be payable in cash to the extent necessary to avoid such violation.

Registration Rights

We entered into a registration rights agreement with our Adviser with respect to any shares of our common stock that our Adviser receives as payment for any Fees owed under our Advisory Agreement. These registration rights will require us to file a registration statement with respect to such shares. We agreed to pay all of the expenses relating to registering these securities. The costs associated with registering these securities will not be deducted from the compensation owed to our Adviser.

Liability and Indemnification of Adviser

Under the Advisory Agreement, we are also required to indemnify our Adviser and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

Other Activities of Adviser and its Affiliates

Our Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Adviser is required to devote sufficient resources to our administration to discharge its obligations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Share Repurchase Program

On October 28, 2024, the Board authorized us to repurchase an indeterminate number of shares of our common stock at an aggregate market value of up to $100.0 million during a two-year period that will expire on October 28, 2026. This authorization replaced the Board’s prior share repurchase authorization. In connection with the share repurchase program and in accordance with our Related Party Transaction Policy (defined below), the Board approved in advance that we may enter into repurchase transactions with certain related parties.

We may utilize various methods to effect the repurchases, and the timing and extent of the repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, including whether our common stock is trading at a significant discount to net asset value per share. Repurchases under this program may be discontinued at any time.

During the year ended December 31, 2025, the Company repurchased 223,109 shares of common stock at a total cost of approximately $7.7 million, or $34.29 per share on average.

Relationship with NexBank

The Company has in the past, and may in the future, utilize the services of affiliated parties. NexBank Title, Inc. (“NexBank Title”) provides title insurance and work related to providing title insurance on properties related to acquisitions, dispositions and refinancing transactions. The Company holds multiple operating accounts at NexBank Capital, Inc. (“NexBank Capital”). A director and officer of the Company also (i) is the beneficiary of a trust that indirectly owns 100% of the limited partnership interests in the parent of the Adviser and directly owns 100% of the general partnership interests in the parent of the Adviser and (ii) is a director of NexBank Capital, which directly owns 100% of the common stock of NexBank Title and is the holding company of NexBank, directly owns a minority of the common stock of NexBank, and is the beneficiary of a trust that directly owns a substantial portion of the common stock of NexBank. We did not pay any fees for title or banking services in 2025.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

●	directors (and nominees for director) and executive officers of the Company;

●

immediate family members of such directors, nominees for director and executive officers, including an individual’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in law, sons- and daughters-in law, brothers- and sisters-in law and other persons (except tenants or employees) who share such individual’s household;

●	our Adviser;

●	a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

●	an entity which is owned or controlled by any of the above persons.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our stockholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If the Board determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that the Board determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future offer equity or debt securities in exchange for property and repurchase or otherwise reacquire our shares. We intend to borrow money in the ordinary course of business to leverage our business model and acquire additional multifamily properties.

We may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We may make such investments for the purpose of exercising control over such entities.

We will engage in the purchase and sale of investments.

We may in the future make loans to third parties in the ordinary course of business for investment purposes in connection with the sale of one or more of our properties.

We do not expect to underwrite the securities of other issuers.

We intend to make available to our stockholders our annual reports including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements with the SEC.

Our Board may change any of these policies without prior notice to, or a vote of, our stockholders.

Investment Policies

We invest in real estate or interests in real estate.

We may in the future invest in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities or investments in other securities.

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through the OP. Our investment objectives are to maximize the cash flow and value of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through targeted management and a value-add program. Consistent with our policy to acquire assets for both income and capital gain, we intend to hold at least majority interests in our properties long-term appreciation and to engage in the business of directly or indirectly acquiring, owning and operating well-located multifamily properties with a value-add component in large cities and suburban submarkets of large cities primarily in the Southeastern and Southwestern United States consistent with our investment objectives. Economic and market conditions may influence us to hold properties for different periods of time. From time to time, we may sell a property if, among other deciding factors, the sale would be in the best interest of our stockholders.

We currently invest primarily in Class B multifamily properties that are priced at a discount to replacement cost. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. Accordingly, certain investments we make may be made through a taxable REIT subsidiary. In addition, we may purchase or lease apartments or other types of properties for long-term investment, expand and improve the properties we presently hold all or a majority interest in or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures, funds or other types of co-ownership. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. We will not have a limitation on the number or amount of mortgages which may be placed on any one piece of property. Investments are also subject to our policy not to fall within the definition of an “investment company” under the 1940 Act, by relying on the exclusion provided in Section 3(c)(5)(C) of the 1940 Act, which excludes a real estate program from the definition of an investment company if it is primarily engaged in “purchasing or acquiring … interests in real estate.”

Dispositions. We may dispose of some of our properties if, based upon management’s periodic review of our properties, the Board determines that such action would be in the best interest of us and our stockholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds to make investments, to refinance existing debt or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of residents and future rental rates. Our charter and bylaws do not limit the amount of debt that we may incur and there are no limits on the amount of leverage we may use. The Board has not adopted a policy limiting the total amount of debt that we may incur.

The Board will consider a number of factors in evaluating the amount of debt that we may incur. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies. We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. Any loan we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies. To the extent that the Board determines to obtain additional capital, we may issue equity securities, including additional units or senior securities of the OP, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP, which will dilute the ownership interests of the limited partners in the OP.

Existing stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. We may in the future issue shares of common stock or units in connection with acquisitions of property.

We may, under certain circumstances and subject to there being funds legally available, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by the Board. Any repurchases of shares of our common stock or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Real Estate-Related Debt and Securities

We may allocate up to approximately 30% of our portfolio to investments in real estate-related debt and securities with the potential for high current income or total returns. These allocations may include first and second mortgages, subordinated, bridge, mezzanine, construction and other loans, as well as debt securities related to or secured by multifamily real estate and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our Adviser.

Material Actual and Potential Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations that cannot be foreseen or mitigated at this time.

Advisory Agreement

Under our Advisory Agreement, our Adviser or its affiliates are entitled to fees that are structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. However, because our Adviser is entitled to receive substantial compensation regardless of performance, our Adviser’s interests are not wholly aligned with those of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to the highest fees. For example, because Fees payable to our Adviser are based on the total Real Estate Assets of the Company, including any form of leverage, our Adviser may have an incentive to incur a high level of leverage or to acquire properties on less than favorable terms in order to increase the total amount of Real Estate Assets under management. In addition, our Adviser’s ability to receive higher fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our Adviser and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Externally managed REITs may also have conflicts of interest with their advisers that are not common with self-managed REITs. These conflicts as they relate to us and our Adviser are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law including Section 206(3) of the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties will not be restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to, an investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties will not be required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither we nor our stockholders shall have any right to such fees.

Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, a publicly traded commercial mortgage REIT listed on the NYSE; VineBrook, a single-family rental REIT; NXDT, a diversified REIT listed on the NYSE; NXHT, a single-family rental REIT; NSP, a self-storage REIT; REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates; and other REITs who make investments of a similar nature as we do, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us and may own equity or debt securities issued by our joint ventures. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement.

The Related Parties currently provide services to NREF, VineBrook, NXDT, NXHT, NSP, Delaware Statutory Trusts and REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to us as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and our Adviser’s or any Related Parties’ other accounts. The Advisory Agreement places restrictions on our Adviser’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Adviser may be unable as a result of such restrictions to buy or sell investments or to take other actions that it might consider to be in the best interest of us and our stockholders.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our joint ventures or any affiliate thereof, and neither us nor our stockholders shall have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest or the best interest of our stockholders. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re, Ltd., among others, may provide banking, agency, insurance and other services to us and our operating affiliates for customary fees, and neither us, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Related Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be effected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we and principals and persons or entities controlling, controlled by or under common control with the Adviser may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which the Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities with respect to us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as a broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of the Board, including a majority of independent directors, under Section 206(3) of the Advisers Act.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of our joint ventures. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our stockholders shall have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan awards, our Adviser may also receive reputational benefits from our growth through capital-raising transactions and acquisitions. Our Adviser also has an incentive to raise capital and cause us to acquire additional real estate assets, which would then contribute to the uncapped portion of the Fees. The reputational benefit to our Adviser from our growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock as of February 26, 2026 for:

●	each person known to us to be the beneficial owner of more than 5% of our shares of common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed on the table is the address of our Adviser’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 25,411,252 shares of our common stock outstanding at February 26, 2026. Shares of common stock that a person has the right to acquire within 60 days of February 26, 2026 upon the vesting of RSUs are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

NAME	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
BlackRock (1)	3,921,445	15.43%
James Dondero (2)	3,483,751	13.71%
Vanguard Group (3)	2,365,724	9.31%
State Street Group (4)	1,509,987	5.94%
Executive Officers and Directors
James Dondero (2)	3,483,751	13.71%
Paul Richards (5)	31,338
Matt McGraner (6)	489,711	1.93%
D.C. Sauter (7)	23,336
Edward Constantino	46,327
Scott Kavanaugh	30,363
Dr. Arthur Laffer	54,956
Brian Mitts (8)	61,516
Dr. Carol Swain	6,911
Catherine Wood	13,474
All Directors and Executive Officers as a group (10 persons) (9)	4,224,697	16.63%

*	Indicates ownership of less than 1%

(1)

According to a Schedule 13G/A filed on April 23, 2025 by BlackRock, Inc., BlackRock, Inc. has sole dispositive power with respect to 3,921,445 shares of our common stock and has sole voting power with respect to 3,849,584 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)	James D. Dondero, our Sponsor, NexPoint Asset Management, L.P. and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	741,432.82	2,742,318.18	741,432.82	2,742,318.18
NexPoint Advisors, L.P.	0	153,470.00	0	153,470.00
NexPoint Asset Management, L.P	0	409,063.00	0	409,063.00
Nancy Marie Dondero	14,417.00	2,164,694.78	14,417.00	2,164,694.78

The shares held by Mr. Dondero are held both directly and indirectly through the Sponsor and NexPoint Asset Management, accounts advised by other affiliated investment advisors, and an employee benefit plan. Also includes shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by a trust for which he does not serve as trustee and 38,856 shares issuable upon vesting of RSUs within 60 days after February 26, 2026. The shares held by the Sponsor and NexPoint Asset Management are held indirectly through advised accounts. Mr. Dondero is the sole member of the general partner of the Sponsor and may be deemed to be an indirect beneficial owner of shares held by the Sponsor. Mr. Dondero is also the sole stockholder and director of the general partner of NexPoint Asset Management and may be deemed to be an indirect beneficial owner of shares held by NexPoint Asset Management. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by the trust described above of which she is the trustee and through ownership in a shared account. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. As of February 26, 2026, 102,444.02 shares are pledged as collateral to Lakeside Bank and 355,615 shares are pledged as collateral to American National Bank.

(3)

According to a Schedule 13G/A filed on October 31, 2025 by Vanguard Group, Inc., Vanguard Group, Inc. has sole dispositive power with respect to 2,185,719 shares of our common stock, shared dispositive power with respect to 180,005 shares of our common stock and shared voting power with respect to 158,161 shares of our common stock. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

According to a Schedule 13G/A filed on January 30, 2024 by State Street Corporation, State Street Corporation has shared dispositive power with respect to 1,507,787 shares of our common stock and shared voting power with respect to 1,225,466 shares of our common stock. The address of State Street Corporation is State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114.

(5)	Includes 2,364 shares issuable upon vesting of RSUs within 60 days after February 26, 2026.

(6)

Includes 38,220 shares issuable upon vesting of RSUs within 60 days after February 26, 2026. Mr. McGraner has sole voting and dispositive power with respect to 472,722 shares of our common stock and shared voting and shared dispositive power with respect to 16,986 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares over which he has shared voting and shared dispositive power, except to the extent of his pecuniary interest therein. Mr. McGraner pledged 25,007 shares of our common stock as collateral in connection with a personal loan from NexBank.

(7)	Includes 4,551 shares issuable upon vesting of RSUs within 60 days after February 26, 2026.

(8)	Includes 7,270 shares issuable upon vesting of RSUs within 60 days after February 26, 2026 and 57,265 shares held in a margin account with J.P. Morgan Chase.

(9)

Includes 91,261 shares issuable upon vesting of RSUs within 60 days after February 26, 2026. In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 16,986 shares deemed to be beneficially owned by both Mr. Dondero and Mr. McGraner have not been counted more than once.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, KPMG LLP, the audited financial statements of the Company for the year ended December 31, 2025 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm its independence and received written communications from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Dr. Arthur Laffer	Catherine Wood	Dr. Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2027 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 17, 2026 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 17, 2026 and no later than December 17, 2026. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one copy of the Notice of Internet Availability of Proxy Materials or proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or proxy materials was delivered. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, and requests that in the future separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Form 10-K, 10-Q and 8-K. These filings are available on our website at nxrt.nexpoint.com under “SEC Filings” of the “Financials” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (excluding exhibits) including financial statements and schedules thereto, filed with the SEC are also available without charge to stockholders upon written request addressed to NexPoint Residential Trust, Inc. at our principal address, which is 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Investor Relations. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, D.C. Sauter General Counsel and Secretary

Dallas, Texas
April 10, 2026

PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-800-581-3949 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

NEXPOINT RESIDENTIAL TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2026

This Proxy is solicited by the Board of Directors

The undersigned stockholder of NexPoint Residential Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2026 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Paul Richards and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2026 Annual Meeting of Stockholders of the Company to be held on Tuesday, June 2, 2026 at 10:00 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. **You will not be able to attend the Annual Meeting in person**. If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "NXRT Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on June 1, 2026. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4 AND ONE YEAR FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2026 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-581-3949. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2025 Annual Report are available at: https://vote.proxyonline.com/nexpoint/docs/nxrt.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

AmericasActive:22526344.2

NEXPOINT RESIDENTIAL TRUST, INC.

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

____
SIGNATURE (AND TITLE IF APPLICABLE) DATE

____
SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED BELOW.

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Edward Constantino	○	○
1d. Scott Kavanaugh	○	○
1e. Arthur Laffer	○	○
1f. Carol Swain	○	○
1g. Catherine Wood	○	○

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 2 AND 4 AND "ONE YEAR" FOR PROPOSAL 3.

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	○	○	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]